PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


April 29, 2010

FOR IMMEDIATE RELEASE
Contact: Dana C. Gavenda, Chief Executive Officer
FSB Community Bankshares, Inc.
Tel (585) 223-9080


                         FSB COMMUNITY BANKSHARES, INC.
                           ANNOUNCES QUARTERLY RESULTS


Fairport, New York, April 29, 2010: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported net income of $33,000 for the quarter ended March 31, 2010 compared to net income of $51,000 for the quarter ended March 31, 2009. Net income per basic share was $0.02 for the quarter ended March 31, 2010 compared to net income per basic share of $0.03 for the quarter ended March 31, 2009. The Company's net interest margin for the quarter ended March 31, 2010 decreased 25 basis points to 2.28% from 2.53% for the quarter ended March 31, 2009.

The $18,000 decrease in net income for the first quarter of 2010 compared to the first quarter of 2009 resulted primarily from a decrease in net interest income, reflective of a decrease in higher yielding interest earning assets partially offset by the Company's ability to reduce the deposit costs in a low interest rate environment, an increase in other expense, partially offset by an increase in other income, a decrease in income taxes, and a decrease in provision for loan losses. The increase in other expense was mainly due to a significant increase in FDIC premium expense, and additional occupancy and equipment expenses related to our Webster branch that opened in September 2009 and our three mortgage origination offices that opened in January 2010.

At March 31, 2010, the Company had $217.5 million in consolidated assets and $196.9 million in consolidated liabilities. Consolidated stockholders' equity at March 31, 2010 was $20.7 million, or 9.50% of consolidated assets. Net loans receivable decreased $3.2 million, or 2.8% to $113.2 million at March 31, 2010 from $116.4 million at December 31, 2009. The Bank sold $2.1 million in mortgage loans in the first quarter of 2010 as management made the decision to sell long term, fixed rate loans in this historically low interest rate environment. The Bank sold these loans at a gain of $14,000 which was recorded in other income, and will realize servicing income on these loans as long as these loans have outstanding balances. Management felt that selling these loans was a prudent interest rate risk decision in order to position the balance sheet for higher interest rates in the future. Total deposits increased $6.7 million, or 4.3% to $163.2 million at March 31, 2010 from $156.5 million at December 31, 2009, primarily due to deposit growth at the Irondequoit and Webster branches. With significant deposit growth in the first quarter of 2010, we were able to replace $3.3 million in long-term and short-term borrowings, consisting of FHLB advances, with lower cost retail deposits.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues not to be involved in, and has no exposure to, sub-prime or Alt-A lending activities. The Bank ended the first quarter of 2010 with net loans receivable of $113.2 million, with one non-performing loan totaling $23,000 and one foreclosed real estate asset totaling $79,000. At March 31, 2010, the Bank had no loans that are considered to be troubled debt restructurings. Management continues to actively monitor the performance of the loan portfolio during these difficult economic times.

Cash and cash equivalents increased by $5.4 million, or 91.8% to $11.4 million at March 31, 2010 from $6.0 million on December 31, 2009. Excess cash and cash equivalents was maintained at quarter ending March 31, 2010 in anticipation of funding mortgage loan commitments in the second quarter of 2010. Investment securities available for sale and held to maturity combined increased by $428,000 or 0.5% to $82.0 million at March 31, 2010 from $81.6 million at December 31, 2009. The Company has reviewed its investment securities portfolio totaling $82.0 million at March 31, 2010, and concluded that no other-than-temporary impairment charges were required. The Company does not hold any mortgage-backed securities collateralized by sub-prime mortgages, Freddie Mac or Fannie Mae preferred stock, trust preferred securities or common stock of other banks.

FSB Community Bankshares, MHC owns 53% of the outstanding common stock of the Company. The Company is a federally chartered corporation. The Bank, the wholly owned subsidiary of the Company, conducts business from its main office in Fairport, New York and three branches located in Penfield, New York, Irondequoit, New York, and Webster, New York. The Bank's principal business consists of originating one-to- four-family residential real estate mortgages, loans and home equity lines of credit and to lesser extent originations of commercial real estate, multi-family, construction and other consumer loans. The Bank has three mortgage origination offices located in Pittsford, New York, Canandaigua, New York, and Watertown, New York. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


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


                         FSB COMMUNITY BANKSHARES, INC.

                 Selected Consolidated Balance Sheet Information
                      March 31, 2010 and December 31, 2009
                  (Dollars in thousands, except per share data)


                                                                                            (Unaudited)
------------------------------------------------------------------------- ----------------------- ---------------------
     Assets                                                                   March 31, 2010        December 31, 2009
------------------------------------------------------------------------- ----------------------- ---------------------

Assets                                                                           $217,514               $214,443
------------------------------------------------------------------------- ----------------------- ---------------------
Cash and Cash Equivalents                                                          11,443                  5,965
------------------------------------------------------------------------- ----------------------- ---------------------
Investment Securities                                                              82,009                 81,581
------------------------------------------------------------------------- ----------------------- ---------------------
Net Loans Receivable                                                              113,150                116,372
------------------------------------------------------------------------- ----------------------- ---------------------
Deposits                                                                          163,190                156,510
------------------------------------------------------------------------- ----------------------- ---------------------
Short-term and long-term borrowings                                                31,260                 34,590
------------------------------------------------------------------------- ----------------------- ---------------------
Total stockholders' equity                                                         20,656                 20,350
------------------------------------------------------------------------- ----------------------- ---------------------
Book value per share                                                             $  11.96               $  11.79
------------------------------------------------------------------------- ----------------------- ---------------------
Stockholders' equity to total assets                                                 9.50%                  9.49%
------------------------------------------------------------------------- ----------------------- ---------------------


                         FSB COMMUNITY BANKSHARES, INC.

              Selected Consolidated Statement of Income Information Three Months Ended March 31, 2010 and March 31, 2009
                  (Dollars in thousands except per share data)


                                                           (Unaudited)
--------------------------------------------- -------------------------------------
                                                   For the Three Months Ended
                                                             March 31,
--------------------------------------------- ------------------ ------------------
                                                    2010               2009
--------------------------------------------- ------------------ ------------------

Interest and Dividend Income                    $     2,259        $     2,501
--------------------------------------------- ------------------ ------------------
Interest Expense                                      1,089              1,304
--------------------------------------------- ------------------ ------------------
Net Interest Income                                   1,170              1,197
--------------------------------------------- ------------------ ------------------
Provision for Loan Losses                                 3                  6
--------------------------------------------- ------------------ ------------------
Net Interest Income after                             1,167              1,191
  Provision for Loan Losses
--------------------------------------------- ------------------ ------------------
Other Income                                            159                134
--------------------------------------------- ------------------ ------------------
Other Expense                                         1,303              1,246
--------------------------------------------- ------------------ ------------------
Income Before Income Taxes                               23                 79
--------------------------------------------- ------------------ ------------------
Provision (Benefit) for Income Taxes                    (10)                28
--------------------------------------------- ------------------ ------------------
Net Income                                               33                 51
--------------------------------------------- ------------------ ------------------

Earnings per common share                       $      0.02        $      0.03
--------------------------------------------- ------------------ ------------------
Average common shares outstanding                     1,726              1,723
  (In thousands)
--------------------------------------------- ------------------ ------------------



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